UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2010

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 425-5700

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition.

As previously disclosed, on October 22, 2010, Clarient, Inc., a Delaware corporation (the “Company”), General Electric Company, a New York corporation (“General Electric”), and Crane Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of General Electric (“Purchaser”), entered into a definitive Agreement and Plan of Merger, which was previously filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 22, 2010 (as amended, pursuant to the Amendment to the Agreement and Plan of Merger, which was previously filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 6, 2010, the “Merger Agreement”). Pursuant to the terms and conditions of the Merger Agreement and the Offer to Purchase, dated November 5, 2010, as amended, General Electric and Purchaser commenced a tender offer (the “Offer”) on November 5, 2010 to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and all of the outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares,” and together with the Common Shares, the “Shares”), at a price per Common Share of $5.00 (the “Common Offer Price”) and a price per Preferred Share of $20.00 (the “Preferred Offer Price”), net to the seller in cash, without interest and less any required withholding taxes.

On December 22, 2010, the Company and General Electric announced the successful completion of the Offer. According to BNY Mellon Shareowner Services, the depositary for the Offer (the “Depositary”), as of such time, a total of approximately 81,492,883 Common Shares and 5,263,158 Preferred Shares (which were automatically converted into Common Shares after the date of tender in accordance with their terms) had been validly tendered and not withdrawn pursuant to the Offer. The Purchaser accepted for payment all of such Shares. The Purchaser has advised the Company that the source of the funds used to acquire the Shares came from General Electric’s cash on hand.

On December 22, 2010, subsequent to the expiration of the Offer and pursuant to the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company 1,100,133 Common Shares (the “Top-Up Option Shares”) at the Common Offer Price and in exchange for $11,001.33 in cash, representing the aggregate par value of the Top-Up Option Shares, and a promissory note issued by Purchaser to the Company in the aggregate principal amount of $5,489,663.67, bearing interest at 6% per annum and due 60 business days after the purchase of the Top-Up Option Shares. The Top-Up Option Shares, when combined with the number of Common Shares owned by General Electric and Purchaser immediately prior to the exercise of the Top-Up Option, represented at least 90% of the outstanding Common Shares.

On December 22, 2010, General Electric completed the acquisition of the Company through a short-form merger under Delaware law (the “Merger”). As described in the Merger Agreement, each of the remaining Shares outstanding (other than (i) Shares owned by the Company, General Electric or Purchaser or their respective subsidiaries, which were cancelled and ceased to exist, and (ii) Shares owned by the Company’s stockholders who perfect their appraisal rights under the Delaware General Corporation Law) were converted into the right to receive the Common Offer Price.

As a result of the completion of the Offer, a change in control of the Company occurred and, as a result of the completion of the Merger, the Company has become an indirect wholly-owned subsidiary of General Electric.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As a result of the transactions described above in Item 2.01 hereof, which is incorporated herein by reference, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”). Accordingly, on December 22, 2010, the Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Common Shares from NASDAQ and the deregistration of the Common Stock under Section 12(b) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

As set forth above in Item 2.01, on December 22, 2010, Purchaser exercised the Top-Up Option to purchase the Top-Up Option Shares. The Top-Up Option Shares, when combined with the number of Common Shares owned by General Electric and Purchaser immediately prior to the exercise of the Top-Up Option, represented at least 90% of the outstanding Common Shares.

The Top-Up Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The Company relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and that it had the necessary investment intent as required by Section 4(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement on December 22, 2010, each of the Shares of the Company (other than Shares held in the Company’s treasury or by a Company subsidiary or owned directly or indirectly by General Electric or Purchaser, as well as Shares owned by the Company’s stockholders who perfect their appraisal rights under the Delaware General Corporation Law) issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive the Common Offer Price, in cash, without interest and less any required withholding taxes.

Item 5.01.	Changes in Control of Registrant.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of the effective time of the Merger, pursuant to the Merger Agreement and in connection with the transactions contemplated thereby, David A. Haugen, Michael A. Jones, William F. Lacey, Jeffrey S. Thomas and Gary W. Watson, the directors of Purchaser immediately prior to the effective time of the Merger, became the directors of the Company, and Andrew Adams, Ronald A. Andrews, Peter J. Boni, Ann H. Lamont, Frank P. Slattery, Jr., Dennis M. Smith, Jr., M.D., Gregory D. Waller and Stephen T. Zarrilli ceased to be directors of the Company. The biography of each of Messrs. Haugen, Jones, Lacey, Thomas and Watson is contained in Annex I to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the SEC on November 5, 2010 (as amended and supplemented and together with the exhibits and annexes thereto, the “Schedule 14D-9”). Purchaser has advised the Company that, to the best of its knowledge, none of these directors nor any of their immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries, or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as may be disclosed in the Schedule 14D-9.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of the effective time of the Merger, pursuant to the Merger Agreement and in connection with the transactions contemplated thereby, the bylaws of Purchaser became the bylaws of the Company. A copy of the bylaws is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

3.2	Bylaws of Clarient, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010	Clarient, Inc.

	By:	/S/ MICHAEL R. RODRIGUEZ
	Name:	Michael R. Rodriguez
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Clarient, Inc.